RUDDICK CORPORATION                                    EXHIBIT 11
STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

                                           THREE MONTHS ENDED
                                     December 31,      January 1,
                                         1995             1995
                                     _______________  ___________

NET INCOME PER SHARE COMPUTED
 AS FOLLOWS:
PRIMARY:

1. Net Income                        $ 8,119,000      $ 8,266,000
                                     ============      ==========

2. Weighted Average Common Shares
   Outstanding                        46,386,590       46,330,565
3. Incremental Shares Under Stock
   Options Computed Under the
   Treasury Stock Method Using
   the Average Market Price of
   Issuer's Stock During the
   Periods                               192,253          373,870
                                     ______________  ____________
4. Weighted Average Common Shares
   and Common Equivalent Shares
   Outstanding                        46,578,843       46,704,435
                                     ==============   ===========

5. Net Income Per Share (Item 1
   divided by Item 4)                $         .17   $        .17
                                     ==============   ===========

FULLY DILUTED:

1. Net Income                        $ 8,119,000     $ 8,266,000
                                     ==============   ==========

2. Weighted Average Common Shares
   Outstanding                        46,386,590      46,330,565
3. Incremental Shares Under Stock
   Options Computed Under the
   Treasury Stock Method Using
   the Average Market Price of
   Issuer's Stock During the
   Periods                               192,253          373,870
                                     ______________  ____________
4. Weighted Average Common Shares
   and Common Equivalent Shares
   Outstanding                        46,578,843       46,704,435
                                     ==============   ===========

5. Net Income Per Share (Item 1
   divided by Item 4)                $         .17   $        .17
                                     ==============   ===========